841 International Equity Fund
12/31/03 semi annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		89,583
Class B		18,720
Class C	       	3,171

72DD2	(000s omitted)

Class M		1,645
Class R		    9
Class Y	       37,173

73A1

Class A		0.354
Class B		0.210
Class C		0.160

73A2

Class M		0.229
Class R		0.378
Class Y		0.418

74U1	(000s omitted)

Class A		242,867
Class B		88,621
Class C		19,309

74U2	(000s omitted)

Class M		  7,013
Class R           25
Class Y	   	  78,896

74V1

Class A		20.66
Class B		19.96
Class C		20.32

74V2

Class M		20.37
Class R     	20.60
Class Y		20.79